Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

Simplify to the Power of One - Technology Innovation and National Focus Drive Strong Growth

St. Louis, MO - November 14, 2014 – Interface Security Systems Holdings, Inc. (along with its subsidiaries, the "Company") today reported financial and operating results for the three and nine months ended September 30, 2014.

Key Highlights:

•	Total revenue of $32.4 million for the third quarter of 2014, a decrease of 0.4%, compared to $32.6 million for the same period in 2013.

•	Total Recurring Monthly Revenue (“RMR”) at September 30, 2014 of $7.8 million, a 5.9% decrease compared to total RMR of $8.3 million at September 30, 2013.

•	Average revenue per user (“ARPU”) of $102.08 in the third quarter of 2014, up from $79.48 for the same quarter last year.

•	Net loss of $15.5 million for the third quarter ended September 30, 2014, compared to a net loss of $12.3 million for the same quarter last year.

•	Adjusted EBITDA[1] of $7.8 million, a decrease of 17.5%, compared to $9.4 million in the same quarter last year.

"Our new Website and updated branding message ‘Simplify to the Power of One’ best describes our powerful cloud based managed services and unique ability to custom design managed physical security and IP technology solutions. These solutions are delivered seamlessly to our customers over a secure cloud based managed broadband connection. We are experiencing dramatic growth as a provider of technology enabled managed services in the national account arena after giving affect to the sale of our Hawk Residential Assets in January of this year included in the above comparative revenue and earnings results. Our current contracted backlog and our robust pipeline of new opportunities with well-known national brands is unprecedented" said Michael Shaw, CEO of Interface Security Systems.

1 Adjusted EBITDA is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

Third Quarter 2014 Results

	Three Months Ended September 30,		Percent Change
	2014	2013

Revenue
Services	$26,872	$29,198	(8.0)%
Products	5,552	3,356	65.4%
Total revenue	32,424	32,554	(0.4)%

Cost and Expenses
Cost of services	25,740	22,682	13.5%
Cost of products	3,459	4,355	(20.6)%
General and administrative expenses	6,478	6,452	0.4%
Amortization	2,144	2,442	(12.2)%
Depreciation	2,368	2,677	(11.5)%
Loss on sale of long-lived assets	415	40	*
Total costs and expenses	40,604	38,648	5.1%
Loss from operations	(8,180)	(6,094)	34.2%
Interest expense	(6,172)	(6,055)	1.9%
Interest income	1	3	(66.7)%
Loss before provision for income taxes	(14,351)	(12,146)	18.2%
Provision for income taxes	(1,136)	(172)	*
Net loss	(15,487)	(12,318)	25.7%
Net loss attributable to noncontrolling interest	—	10	*
Net loss attributable to Interface Security Systems Holdings, Inc.	(15,487)	(12,308)	25.8%
Redeemable Class A Preferred stock dividends	—	(2,655)	*
Redeemable Class C Preferred stock dividends	—	(947)	*
Convertible and redeemable Class E Preferred stock dividends	—	(602)	*
Convertible and redeemable Class F Preferred stock dividends	—	(152)	*
Redeemable Class G Preferred stock dividends	—	(207)	*
Net loss attributable to common stockholders	$(15,487)	$(16,871)	(8.2)%

Revenue

The Company reported total revenue of $32.4 million for the three months ended September 30, 2014, a decrease of 0.4%, as compared to the three months ended September 30, 2013.

Services revenue decreased $2.3 million, or 8.0%, to $26.9 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013.  The decrease was due primarily to a $2.8 million decline attributable to the Transferred Assets and $1.4 million of recognized deferred installation services offset by an increase of $1.4 million in installation services revenue and $0.7 million in monitoring services revenue.

Products revenue increased $2.2 million, or 65.4%, to $5.6 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013 due primarily to a $2.1 million increase in product installations related to the installation revenue Contracted Backlog.

Costs and Expenses

Total cost and expenses decreased $2.0 million, or 5.1%, to $40.6 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013.

Cost of services increased $3.1 million, or 13.5%, to $25.7 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013.  The increase in cost of services related to a $2.2 million increase in the installation of products and $0.3 million of new RMR added as compared to the three months ended September 30, 2013. Increased expenses included a $1.5 million increase in wages and subcontractor labor, $1.4 million increase in RMR promotions, provisioning and customer transfer costs, $1.1 million increase in maintenance material expense, $0.3 million increase in monitoring and managed service expense and $0.6 million increase in other operating expenses for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013. The increase was partially offset by a decrease of $1.9 million in cost of services related to the Transferred Assets.

Cost of products decreased $0.9 million, or 20.6%, to $3.5 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013. The decrease in cost of products is related to a decrease in maintenance material cost of $1.8 million offset by an increase in installation materials, net of capitalized installation materials, of $1.0 million associated with higher installation revenue and new RMR added during the three months ended September 30, 2014.

General and administrative expenses remained flat at $6.5 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013. Transferred Assets resulted in a decrease of approximately $0.3 million offset by a $0.2 million increase in professional services and a $0.1 million increase in vehicle insurance expense.

Amortization expense decreased $0.3 million, or 12.2%, to $2.1 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013.  The decrease was primarily due to acquired alarm monitoring accounts reaching end of their amortizable life as of September 30, 2014.

Depreciation expense decreased $0.3 million, or 11.5%, to $2.4 million for the three months ended September 30, 2014 as compared with the three months ended September 30, 2013. The decrease was due primarily to the sale of the Transferred Assets in January 2014.

Adjusted EBITDA

Adjusted EBITDA decreased $1.7 million for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 driven by lost service margins of $1.6 million related to the Transferred Assets.

Net Loss

Net loss increased $3.2 million, or 25.7%, to $15.5 million for the three months ended September 30, 2014 compared to the three months ended September 30, 2013 primarily as a result of the factors described above.

Liquidity

Our primary sources of liquidity are our cash on hand and the Revolving Credit Facility. As of September 30, 2014, we had cash on hand of $43.7 million and $6.1 million of available borrowing capacity under our Revolving Credit Facility. We had working capital of $46.9 million as of September 30, 2014 and used $39.7 million and $19.4 million of cash to fund our operations for the nine months ended September 30, 2014 and 2013, respectively.

Technology Innovation and Focus on Growth

"Our new Website has been deployed and is designed to further build our operating and financial momentum, delivering greater value to both customers. We have greatly improved the competitiveness of our product offering and the value proposition that we deliver to customers by sharpening our focus on the delivery of bundled IP security services through our state of the art event monitoring centers and continuous investments in a unified platform to manage every aspect of our customer relationships" said Michael Shaw, CEO of Interface Security Systems. "Our customer acquisition costs are decreasing significantly quarter over quarter, driven by the improvements and optimization of our cost structure and growing RMR volume. Customer retention also continues to trend favorably as we focus on product enhancements, business optimization of our existing technology platforms and specialized monitoring capabilities. As we head into 2015, we believe Interface is in an increasingly strong position to deliver new and innovative products combined with improved service levels that will bring additional value to our customers who have chosen to ‘Simplify to the Power of One’ with Interface."

Earnings Presentation

The Company will provide additional information in its Third Quarter 2014 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Financial Information."

About Interface

Interface Security Systems is a recognized industry leader and pioneer in the Bundled Managed Service Provider space helping primarily large, commercial multi-site customers SIMPLIFY TO THE POWER OF ONE™ by combining managed services into one highly-efficient, integrated bundle. By providing network access as part of a managed services bundle, the Company saves its clients the trouble of dealing with multiple vendors while saving them money as well. Interface manages a broad range of secure, IP-based security solutions for retail, commercial and small business customers as well as remote interactive video surveillance. The Company operates two UL Approved 5-Diamond CSAA Certified Secure Operations Centers and a nationwide service delivery infrastructure. Interface is a portfolio company of SunTx Capital Partners. For more information on Interface, visit www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Adjusted EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Adjusted

EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Senior Secured Notes.

EBITDA represents net income (loss) attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation, amortization and net loss attributable to noncontrolling interest. Adjusted EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, gain on sale of Transferred Assets, loss on extinguishment of debt, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets. Our calculation of Adjusted EBITDA does not include any adjustments for expenses related to the sale of the Transferred Assets, the merger of The Greater Alarm Company, Inc. and Westec Acquisition Corp. into Interface Security Systems, L.L.C. in September 2013, financing of the Revolving Credit Facility or costs of preparing for the initial registration of the Senior Secured Notes. These expenses for the three months ended September 30, 2014 and 2013 were $0.4 million and $0.1 million, respectively, and $2.6 million and $0.3 million for the nine months ended September 30, 2014 and 2013, respectively.

Our measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Adjusted EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of, our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC.  Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of RMR in a few top customers and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our inability to maintain compliance with various covenants under the Revolving Credit Facility (as defined below) to borrow funds;

•	restrictions in the indenture governing the Master Holdings Notes (as defined below) on our ability to incur additional funded debt, other than amounts available under the Revolving Credit Facility;

•	our reliance on third party component providers and the risk associated with any failure or interruption in products or services provided by these third parties;

•	our reliance on third party software and service providers;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this quarterly report and are expressly qualified in their entirety by the cautionary statements included in this quarterly report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact Investor Relations:
Heather Helm
314-595-0177
Heather.Helm@interfacesystems.com

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended September 30,
	2014	2013

Revenue
Services	$26,872	$29,198
Products	5,552	3,356
Total revenue	32,424	32,554
Costs and Expenses
Cost of services	25,740	22,682
Cost of products	3,459	4,355
General and administrative expenses	6,478	6,452
Amortization	2,144	2,442
Depreciation	2,368	2,677
Loss on sale of long-lived assets	415	40
Total costs and expenses	40,604	38,648
Loss from operations	(8,180)	(6,094)
Interest expense	(6,172)	(6,055)
Interest income	1	3
Loss before provision for income taxes	(14,351)	(12,146)
Provision for income taxes	(1,136)	(172)
Net loss	(15,487)	(12,318)
Net loss attributable to noncontrolling interest	—	10
Net loss attributable to Interface Security Systems Holdings, Inc.	(15,487)	(12,308)
Redeemable Class A Preferred stock dividends	—	(2,655)
Redeemable Class C Preferred stock dividends	—	(947)
Convertible and redeemable Class E Preferred stock dividends	—	(602)
Convertible and redeemable Class F Preferred stock dividends	—	(152)
Redeemable Class G Preferred stock dividends	—	(207)
Net loss attributable to common stockholders	$(15,487)	$(16,871)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS

	September 30, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$43,682	$361
Restricted cash	—	2,000
Accounts receivable, less allowance for doubtful accounts of $902 and $955	12,926	10,504
Inventories	13,114	6,881
Prepaid expenses, notes receivable and other assets	8,448	1,694
Assets held for sale	—	4,233
Total current assets	78,170	25,673
Property and equipment, net	21,685	20,506
Intangible assets, net	26,121	32,848
Goodwill	40,463	40,463
Deferred charges	7,200	8,838
Total assets	$173,639	$128,328

Liabilities and Stockholders' Deficit
Current liabilities
Current portion of capital leases and other obligations	$730	$279
Accounts payable	12,462	13,625
Accrued expenses	12,103	15,199
Customer deposits	2,561	2,431
Deferred revenue	3,410	3,084
Liabilities held for sale	—	1,355
Total current liabilities	31,266	35,973
Long-term deferred revenue	2,834	2,863
Deferred tax liability	7,516	7,494
Capital leases and other obligations	848	39
Long-term debt	262,000	256,500
Total liabilities	304,464	302,869
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at September 30, 2014 and December 31, 2013	110,284	105,720
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at September 30, 2014 and December 31, 2013	41,154	39,524
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 and 11,060 shares outstanding at September 30, 2014 and December 31, 2013, respectively	11,961	25,073
Convertible and redeemable Class F Preferred Stock, $1.00 par value, 5,000 shares authorized, 2,455 shares outstanding at December 31, 2013	—	4,995
Redeemable Class G Preferred Stock, $1.00 par value, 5,000 shares authorized, 1,711 shares outstanding at December 31, 2013	—	8,644
Total mezzanine equity	163,399	183,956
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 2,632,840 and 21,677 shares outstanding at September 30, 2014 and December 31, 2013, respectively	26	—
Class B Common Stock, $0.01 par value, 1,500,000 share authorized, 976,880 and 8,043 shares outstanding at September 30, 2014 and December 31, 2013, respectively	10	—
Related party notes receivable	—	(100)
Additional paid-in-capital	71,564	—
Accumulated deficit	(365,824)	(358,397)
Total stockholders' deficit	(294,224)	(358,497)
Total liabilities and stockholders' deficit	$173,639	$128,328

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities
Net loss	$(698)	$(34,978)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	6,727	7,362
Depreciation	7,199	7,556
Amortization of deferred financing fees	1,638	1,680
Deferred income tax	22	413
Loss on sale of long-lived assets	1,048	29
Gain on sale of Transferred Assets	(39,715)	—
Loss on extinguishment of debt	—	707
Change in operating assets and liabilities
Accounts receivable	(2,519)	(1,058)
Inventories	(5,137)	930
Prepaid expenses, other assets, and notes receivable	(6,754)	(63)
Accounts payable	1,180	(2,173)
Accrued expenses	(3,180)	(1,169)
Customer deposits	(315)	370
Deferred revenue	832	1,033
Net cash used in operating activities	(39,672)	(19,361)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(8,601)	(12,238)
Capital expenditures, other	(927)	(1,138)
Proceeds from sale of fixed assets	116	83
Proceeds from sale of Transferred Assets	40,799	—
Change in restricted cash	2,000	—
Net cash provided by (used in) investing activities	33,387	(13,293)
Cash flows from financing activities
Proceeds from debt	—	230,000
Payments on debt	—	(208,378)
Proceeds from revolving credit facility	5,500	21,500
Payments on capital leases and other obligations	(308)	(476)
Payments on related party notes	100	—
Proceeds of issuance from common stock	71,600	—
Dividends paid	(27,281)	—
Capital stock redemptions	(5)	—
Deferred financing fees	—	(10,653)
Purchase of noncontrolling interest	—	158
Other, net	—	24
Net cash provided by financing activities	49,606	32,175
Net increase (decrease) in cash	43,321	(479)
Cash and cash equivalents
Beginning of period	361	1,574
End of period	$43,682	$1,095
Supplemental Disclosures
Cash paid for interest	$22,186	$14,399
Cash paid for taxes	$180	$181

Noncash items
Capital expenditures in accounts payable	$266	$484
Acquisition of inventory through financing agreements	$1,211	$—
Acquisition of equipment through capital leases	$357	$—
Dividends accrued on Class A preferred stock	$(4,564)	$(7,690)
Dividends accrued on Class C preferred stock	$(1,630)	$(2,745)
Dividends accrued on Class E preferred stock	$(502)	$(1,742)
Dividends accrued on Class F preferred stock	$(14)	$(438)
Dividends accrued on Class G preferred stock	$(19)	$(600)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
IN THOUSANDS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net loss attributable to Interface Security Systems Holdings, Inc.	$(15,487)	$(12,308)	$(698)	$(34,948)
Net loss attributable to noncontrolling interest	—	(10)	—	(30)
Provision for income taxes	1,136	172	25	514
Interest expense	6,172	6,055	18,354	17,857
Interest income	(1)	(3)	(5)	(10)
Depreciation	2,368	2,677	7,199	7,556
Amortization	2,144	2,442	6,727	7,362
EBITDA	(3,668)	(975)	31,602	(1,699)
Loss on sale of long-lived assets	415	40	1,048	29
Gain on sale of Transferred Assets	—	—	(39,715)	—
Loss on extinguishment of debt	—	—	—	707
Sales and installation expense (a)	21,276	16,084	44,499	50,550
50% of overhead expenses (b)	3,238	3,163	10,042	8,996
Capitalized expenditures, subscriber system assets (c)	(5,122)	(3,637)	(8,256)	(12,238)
Sales and installation revenue (d)	(8,349)	(5,229)	(16,460)	(18,369)
Adjusted EBITDA	$7,790	$9,446	$22,760	$27,976

(a)
Reflects sales and installation costs related to organic RMR growth. Certain other industry participants purchase customers through customer contract purchases, and as a result, may capitalize the full cost to purchase these customer contracts, as compared to our organic generation of new customers, where the majority of our customer creation costs is expensed.

(b)   Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized.  Corporate and service center administrative costs include expenses and the related overhead to support the RMR and installation growth.  Other industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.
(c)   Reflects sales and installation costs related to organic RMR growth, including those costs associated with accounts payable that are capitalized as subscriber systems assets.  Since the full amount of sales and installation expense is added as an adjustment in (a) above, the capitalized portion of the sales and installation cost is deducted from the Adjusted EBITDA calculation.
(d)   Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (a) above.